UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2005

SABRE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12175	75-2662240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive, Southlake, Texas		76092
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (682) 605-1000

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry Into a Material Definitive Agreement

Bridge Loan Agreement.  On May 12, 2005, Sabre Inc., the principal operating subsidiary of Sabre Holdings Corporation (“Sabre Holdings” or the “Company”) entered into an $800 million, unsecured, multi-draw bridge loan agreement (the “Bridge Facility”) by and among itself, as the borrower, Morgan Stanley Senior Funding, Inc., as the Administrative Agent and Syndication Agent, and Morgan Stanley Senior Funding, Inc. and Bear, Stearns & Co., Inc., as Joint Lead Arrangers and Joint Book Managers.  The Bridge Facility, which matures on August 12, 2006, was obtained in order to provide temporary financing in connection with the acquisition (the “Acquisition”) of lastminute.com plc (“lastminute.com”) and to satisfy legal requirements for certainty of funding for the Acquisition.  On July 22, 2005, the Company entered into an amendment to the Bridge Facility whereby all the rights and obligations of Sabre Inc. under the Bridge Facility were assumed by Sabre Holdings and Sabre Inc. was discharged from its obligations thereunder.

Effective on or about August 1, 2005, the Company anticipates borrowing $800 million under the Bridge Facility in order to partially finance the purchase of the shares of lastminute.com in connection with the Acquisition.

The interest rate on borrowings under the Bridge Facility is variable, based at the Company’s discretion on either the London Interbank Offered Rate (“LIBOR”) plus a borrowing spread or the prime rate, and is sensitive to the Company’s credit rating.  The LIBOR based interest rate at the Company’s current credit rating is equal to approximately 4%.

The Bridge Facility requires the Company to pay, quarterly and upon termination of the Bridge Facility, a commitment fee based on the preceding quarter’s unused portion of the Bridge Facility multiplied by a commitment fee percentage specified in the Bridge Facility.  The Company is also required to pay other fees based on the Bridge Facility amount.  These fees are not expected to be material.

The Company may prepay all or any part of the Bridge Facility without prepayment penalty, other than any breakage costs associated with the early repayment of loans bearing interest based upon LIBOR.  The Company would be required to repay borrowings under the Bridge Facility with net cash proceeds the Company receives from (i) the issuance of capital stock and indebtedness for money borrowed with a maturity in excess of one year (excluding, among other things, borrowings under our existing revolver) and (ii) asset sales with a value of more than $200 million.

The Bridge Facility contains other covenants, representations, terms and conditions that are typical for a bridge credit facility of this type which, among other things, restricts the Company’s ability to incur additional debt and limit Sabre Holdings’ ability to pay in excess of $150 million during the term of the Bridge Facility as dividends or to repurchase its stock.

As of June 30, 2005, the Company was in compliance with all covenants under the Bridge Facility including the following financial covenants:

Covenant	Requirement
Consolidated Leverage Ratio (Debt to EBITDA)	5.0 to 1
Consolidated Net Worth	$1.242 billion

In order to fund amounts due in connection with completing the Acquisition, the Company will use approximately $359 million in cash ($234 million, net of cash acquired) and incur approximately $800 million in additional indebtedness under the Bridge Facility.  Although this materially increases the Company’s Consolidated Leverage Ratio, the Company believes it continues to be in compliance with the financial and other covenants under the Bridge Facility.

Revolving Credit Facility.  On July 22, 2005, in order to facilitate the consummation of the Acquisition and to provide additional liquidity and flexibility in the capital structure of the Company, the Company entered into certain amendments to an existing revolving credit agreement (the “Revolver”) with Bank of America, N.A., as agent.  Under the amendments, Sabre Holdings assumed all of the rights and obligations of Sabre Inc. under the Revolver and Sabre Inc. was discharged from its obligations thereunder.  The amendments also include, among other things: (i) amendments to certain financial and negative covenants (including amendments to provide the Company more flexibility under the Consolidated Leverage Ratio covenant, as shown in the table below, and amendments that place additional restrictions on the ability of the Company’s subsidiaries to incur indebtedness), (ii) amendments that prohibit the Company from using proceeds from the Revolver to repay the Bridge Facility to the extent such proceeds represent more than 50% of the then aggregate committed amount of the lenders under the Revolver, (iii) amendments that increase the aggregate amount committed by those lenders to $360 million, and (iv) amendments that allow the Company to request a future increase of the aggregate amount committed by the lenders under the Revolver to as much as $500 million.

As of June 30, 2005, the Company was in compliance with all covenants under the Revolver including the following financial covenants:

Requirement
Prior to amendment dated July 22, 2005

Consolidated Leverage Ratio (Debt to EBITDA)	3 to 1 maximum
Consolidated Net Worth	$1.242 billion

Requirement
As amended on July 22, 2005

Consolidated Leverage Ratio (Debt to EBITDA):
July 22, 2005 through March 30, 2006	3.75 to 1
June 30, 2006 through September 30, 2006	3.50 to 1
December 31, 2006 through March 31, 2007	3.25 to 1
June 30, 2007 and thereafter	3.00 to 1

In order to fund amounts due in connection with completing the Acquisition, the Company will use approximately $359 million in cash ($234 million, net of cash acquired) and incur approximately

$800 million in additional indebtedness under the Bridge Facility.  Although this materially increases the Company’s Consolidated Leverage Ratio, the Company believes it continues to be in compliance with the financial and other covenants under the Revolver.

The Company engaged Morgan Stanley & Co. Incorporated, an affiliate of Morgan Stanley Senior Funding, Inc., as its financial advisor for the Acquisition.

Replacement Equity Awards.

In connection with the Acquisition of lastminute.com, the Company’s Board of Directors has approved the grant of replacement stock awards (the “Replacement Grants”) to certain employees of lastminute.com, subject to specific approval by the Compensation Committee of the Board.  Prior to the Acquisition, the lastminute.com employees held stock awards representing the right to receive lastminute.com shares in the future, subject to time and performance vesting, which awards lapsed as a result of the Acquisition.  The Replacement Grants, which will be in the form of restricted stock units, are intended to replace the lapsed awards with economically equivalent rights to receive shares of the Company’s common stock in the future, subject to time and performance vesting.  A total of 214,768 restricted stock units will be granted as Replacement Awards to 18 lastminute.com employees.  On July 25, 2005, the Compensation Committee of the Board of Directors approved the Replacement Grants.

Because the Replacement Grants are granted in connection with the Acquisition and in replacement of the lapsed lastminute.com awards, they will qualify for an exemption from the New York Stock Exchange’s shareholder approval requirements for equity compensation plans.

Item 2.03           Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The discussion in Item 1.01 above is incorporated in this Item 2.03 by this reference.  In addition, the discussion in Items 1.01 and 2.03 of the Current Report on Form 8-K filed by the Company on May 12, 2005 is incorporated in this Item 2.03 by this reference.

Item 5.03           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 26, 2005, the Board of Directors of the Company amended Section 6.1(a) and Section 6.1(b) of the Company’s Bylaws to provide a process for transferring the Company’s shares in book entry form.  Before this amendment, Section 6.1 of the Bylaws provided a process for the transfer of certificated shares only.  The Company’s Amended and Restated Bylaws are attached hereto as Exhibit 3.1 and incorporated herein by reference.  The amendments to the Company’s Bylaws are intended to allow the Company to better adapt to changes in the Delaware General Corporation Law, which will be effective August 1, 2005, that facilitate the use of shares in book entry form.

Item 9.01.          Financial Statements and Exhibits

Exhibit(s)

Exhibit	Description
3.2	Amended and Restated Bylaws of Sabre Holdings Corporation, as effective July 26, 2005

Cautionary Notice

Statements in this report which are not purely historical facts or which necessarily depend upon future events, including statements about expected sources or uses of cash or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Sabre Holdings Corporation on the date this report was filed. Sabre Holdings Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties inherent in the integration of acquired businesses (such as ensuring the effectiveness of the design and operation of the internal controls and disclosure controls of acquired businesses), in securing long-term financing for the lastminute.com transaction, or in competition within the European marketplace from established or emerging competitors. Sabre Holdings Corporation may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Sabre Holdings Corporation’s most recent filing on Form 10-Q with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRE HOLDINGS CORPORATION

(Registrant)

Date: July 28, 2005
/s/ James F. Brashear
(Signature)
Name: James F. Brashear
Title: Corporate Secretary

EXHIBIT INDEX

Exhibit 3.2:	Amended and Restated Bylaws of Sabre Holdings Corporation, as effective July 26, 2005